Exhibit 10.1

FORM OF SECOND AMENDED AND RESTATED INDEMNIFICATION AGREEMENT
This SECOND AMENDED AND RESTATED INDEMNIFICATION AGREEMENT is dated as of October , 2016 by and between Washington Federal, Inc., a Washington Corporation (“WFI”), and __________ (“Indemnitee”) (the “Agreement”).
RECITALS

1.
Article VIII of the Restated Articles of Incorporation of WFI (the “Articles”) and Article VI of the Amended and Restated Bylaws of WFI (the “Bylaws”), as currently in effect, requires WFI to indemnify and advance expenses to directors and officers of WFI and its subsidiaries under certain conditions as specified in the Articles and Bylaws, and Indemnitee has been serving and/or will continue to serve as a Corporate Agent in reliance on such provisions.

2.	WFI and Indemnitee are currently parties to an Amended and Restated Indemnification Agreement (the “Amended and Restated Indemnification Agreement”)

3.
WFI and Indemnitee now desire to amend and restate the Amended and Rsetated Indemnification Agreement in full. Specifically, the parties intend that this Agreement shall provide indemnification of, and the payment of expenses to, Indemnitee to the full extent (whether partial or complete) permitted by law and the Articles and Bylaws, and, for the coverage of Indemnitee under all directors’ and officers’ liability insurance policies that WFI or any affiliate WFI may purchase

AGREEMENT
NOW, THEREFORE, in consideration of the Recitals and of Indemnitee continuing to serve WFI as a Corporate Agent and intending to be legally bound hereby, the parties hereto agree as follows:
1.Certain Definitions. When used in this Agreement with initial capitalization:
a.“Board of Directors” means the Board of Directors of WFI.
b.“Claim” means any (i) threatened, asserted, pending, or completed civil, criminal, contempt, judicial, administrative, regulatory, investigative or other action, suit or proceeding of any kind whatsoever whether instituted by WFI, any subsidiary of WFI, any governmental agency, Indemnitee, or any other Person; (ii) any arbitration or other alternative dispute resolution proceeding or mechanism instituted by any such Person; (iii) any inquiry or investigation instituted by any such Person; or (iv) any appeal of any kind of any of the foregoing, whether commenced by any such Person or by Indemnitee
c.“Corporate Agent” means (i) a director, officer and/or employee of WFI, (ii) a director, officer, agent or employee of one or more direct or indirect subsidiaries of WFI, and (iii) a person within clause (i) or (ii) who is alleged to be serving or have served at the request of WFI or any direct or indirect subsidiary of WFI as a director, officer, manager, member, partner, fiduciary, trustee, agent or employee of any other Person.
d.“Indemnified Claim” means any Claim that (i) arises (1) in connection with an Indemnified Event, (2) by reason (in whole or in part) of an Indemnified Event, or (3) in connection with, or by reason of, Indemnitee’s status as a Corporate Agent and (ii) (X) causes or results in a Loss of (Y) Indemnitee in good faith believes might cause or result in, a Loss
e.“Indemnified Event” means any alleged or actual (i) act, (ii) omission, (iii) transaction, (iv) event, (v) occurrence or (vi) series of acts, omissions, transactions, events or occurrences, that, in any such case under (i)-(vi), (X) occurs before, on, or after the date of this Agreement and (Y) arises out of, relates to, or is in connection with either the alleged or actual service of any Person as a Corporate Agent or alleged or actual agreement of any Person to serve as a Corporate Agent.
f.“Indemnified Expense” includes all of the following: fees, expenses and disbursements of Indemnitee; retainers, fees, expenses and disbursements of counsel, experts, and other consultants retained by or for the benefit of Indemnitee; court costs; transcript fees; duplicating, printing and binding costs, telecommunications, postage and courier charges; and interest, taxes, and other charges on any of the foregoing.
g.“Indemnified Loss” includes every Loss paid or incurred by Indemnitee in connection with (i) investigating, defending, satisfying, appealing, or settling any Indemnified Claim; (ii) being a witness in or participating in, any Indemnified Claim; (iii) pursuant to a guaranty (other than a loan guaranty given in a personal capacity) or other agreement relating to any obligation of WFI or any subsidiary of WFI; and (iv) acting on behalf of WFI or a subsidiary of WFI (whether as a fiduciary or otherwise) in connection with the operation, administration, or maintenance of an employee benefit plan or any related trust or funding mechanisms (whether such Loss is in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust and other funding mechanism, or otherwise).
h.“Loss” includes all losses, judgments, liabilities, damages, taxes, fines and penalties incurred or paid in connection with, or as a result of, a Claim.
i.“Organic Document” means any of, and “Organic Documents” means all of, the Articles and Bylaws as in effect on the date of any Indemnified Event.
j. “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
2.Hold Harmless Indemnification Arrangement; Advancement of Indemnified Expenses.
a.WFI, on the terms and subject to the conditions of this Agreement, shall indemnify Indemnitee, or cause such Indemnitee to be held harmless and indemnified, from and against all Indemnified Expenses and Indemnified Losses to the fullest extent permitted by applicable law and the Organic Document in effect on the date hereof and as they may be amended from time to time. No change in applicable law or in any Organic Document shall have the effect of reducing the benefits available to Indemnitee hereunder based on applicable law and the Organic Documents as in effect on the date of any Indemnified Event or as such benefits may improve as a result of amendments after the date thereof. The rights of Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement.
b.If so requested by Indemnitee, WFI shall pay, or cause to be paid, any and all Indemnified Expenses incurred by Indemnitee on the terms and subject to the conditions of this Agreement (an “Expense Payment”), as soon as practicable but in any event no later than twenty (20) calendar days after Indemnitee presents a written demand to WFI along with supporting documentation. WFI shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Indemnified Expenses on behalf of Indemnitee, or (ii) reimburse, or cause the reimbursement of, Indemnitee for such Indemnified Expenses.
c.The obligation of WFI to make an Expense Payment shall be subject to the following conditions: (i) WFI shall have received from Indemnitee a written affirmation of Indemnitee’s good faith belief that Indemnitee has met the standard of conduct described in Section 23B.08.510 of the Revised Code of Washington and that Indemnitee has met any other requirements of then-applicable law, and (ii) if, when and to the extent that a final judicial determination is made in the Claim (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be so indemnified under applicable law, WFI shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse WFI) for all such amounts theretofore paid. The foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide WFI with an undertaking to repay any Expense Payment if it is ultimately determined that Indemnitee is not entitled to indemnification under applicable law. Indemnitee’s undertaking to repay such Expense Payment shall be unsecured and interest-free.
d.Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expense Payments pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless (i) the Board of Directors has authorized or ratified the initiation of such Claim or (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement (including an action pursued by Indemnitee to secure a determination that Indemnitee should be indemnified under applicable law).
e.The indemnification obligations of WFI under this Agreement shall be subject to the further condition that the Board of Directors shall have determined (by majority vote of directors who are not parties to the applicable Claim) (“Disinterested Directors”) that the indemnification of Indemnitee is proper in the circumstances because Indemnitee is entitled to be indemnified under applicable law. Any determination by the Board of Directors that Indemnitee is entitled to be indemnified under this Agreement shall be conclusive and binding on WFI. If the Board of Directors fails to make such a determination within sixty (60) days after a demand for indemnification or twenty (20) days in the case of a demand for advancement of Expense Payments, or if the Board of Directors determines that Indemnitee is not entitled to be indemnified in whole, or in part, under applicable law, Indemnitee may commence an action in King County, Washington Superior Court, to obtain an initial determination by the court or to challenge any such determination by the Board of Directors or any aspect thereof, including the legal or factual bases therefor. WFI consents to service of process and to appear in any such proceeding. If Indemnitee seeks a judicial determination that Indemnitee should be indemnified under applicable law, any determination made by the Board of Directors that Indemnitee is not entitled to be indemnified under applicable law shall not be binding on the court. Indemnitee shall continue to be entitled to receive Expense Payments, and Indemnitee shall not be required to reimburse WFI for any Expense Payment, until a final judicial determination is made that Indemnitee is not entitled to indemnification and all rights of appeal therefrom have been exhausted or lapsed. If a quorum of Disinterested Directors does not exist at a meeting of the Board of Directors met to consider the indemnification of an Indemnitee, the determination provided for in this Subsection 2(e) may be made by an independent law firm appointed by the Board of Directors, provided that (i) the law firm does not represent WFI or any Indemnitee and has not during the preceding three years represented WFI or any Indemnitee and (ii) has a national reputation for excellence in corporate law.
f.Indemnitee shall be indemnified against all Indemnified Expenses actually and in good faith incurred in connection with any Indemnified Claim to the extent that Indemnitee has been successful in whole or in part as to the merits or otherwise (including dismissal without prejudice) or as to any issue or matter therein.
g.Notwithstanding any other provisions contained herein, WFI shall not be obligated under this Agreement to indemnify Indemnitee for any acts, omissions, transactions, events, or occurrences from which a director, officer, employee or agent may not be relieved of liability under applicable law, including Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Federal Deposit Insurance Corporation’s Rules and Regulations and any successor regulations thereto.
3.Indemnification for Additional Expenses. WFI shall indemnify, or cause the indemnification of, Indemnitee against any and all Indemnified Expenses and, if requested by Indemnitee, shall advance such Indemnified Expenses to Indemnitee subject to and in accordance with Section 2, which Indemnitee incurs in connection with any Claim brought by Indemnitee, WFI or any other Person with respect to Indemnitee’s right to:
(i)    indemnification or an Expense Payment by WFI under this Agreement or any applicable provision of any Organic Document or any resolution of the Board of Directors, or
(ii)    recovery under any directors’ and officers’ liability insurance policies maintained by WFI any affiliate of WFI, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Payment, or insurance recovery, as the case may be; provided that Indemnitee shall be required to reimburse such Indemnified Expenses in the event that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that such Claim brought by Indemnitee, or the defense by Indemnitee of a Claim brought by WFI or any other Person, as applicable, was frivolous or in bad faith.
4.Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by WFI for a portion of the Indemnified Expenses in respect of a Claim, but not for the total amount thereof, WFI shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
5.Burden of Proof and Persuasion. In connection with any determination by the Board of Directors, any court, or any other Person as to whether Indemnitee is entitled to be held harmless or indemnified hereunder, the Board of Directors, the court, or such other Person shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to all the benefits of this Agreement, and the burden of proof and persuasion shall be on any Person challenging any such benefit to establish that Indemnitee is not so entitled.
6.Reliance as Safe Harbor. Indemnitee shall be entitled to indemnification for any action or omission to act undertaken (i) in good faith reliance upon the records of WFI or any of its subsidiaries, including their respective financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by any employee of any Person as to which Indemnitee is acting in the capacity of a Corporate Agent, or by any committee of the Board of Directors, or by any other Person(s) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence, or (ii) on behalf of WFI or any of its subsidiaries in furtherance of the interests of WFI or any of its subsidiaries in good faith in reliance upon, and in accordance with, the advice of legal counsel, an accountant or other professional or consultant, provided such Person(s) were selected by or on behalf of WFI, any subsidiary of WFI or with reasonable care by Indemnitee. In addition, the knowledge, actions, and/or omissions of any other Corporate Agent shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.
7.No Other Presumptions. The termination of any Indemnified Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct, had any particular belief, or that a court has determined that indemnification is not permitted by applicable law. In addition, it shall not be a defense to Indemnitee’s claim for indemnification that (a) the Board of Directors failed to determine whether Indemnitee has met any particular standard of conduct or had any particular belief or (b) the Board of Directors actually determined that Indemnitee has not met such standard of conduct or did not have such belief. Any failure or determination described in the preceding sentence shall not create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.
8.Non-exclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under any Organic Document, any resolution of the Board of Directors, applicable law, or otherwise. To the extent that a change in applicable law or the interpretation thereof (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under any Organic Document, any resolution of the Board of Directors or this Agreement, the parties hereto intend that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that there is a conflict or inconsistency between the terms of this Agreement and any (i) Organic Document or (ii) resolution of the Board of Directors, the parties hereto intend that Indemnitee shall enjoy the greatest benefits contained in any of the foregoing. No amendment to or rescission or termination of any term of any Organic Document or any resolution or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.
9.Liability Insurance. To the extent WFI, any shareholder of WFI, or any affiliate of WFI maintains directors’ and officers’ liability insurance, WFI agrees that it will cause Indemnitee to be a named insured under such insurance as to the maximum extent of the coverage available. If any such insurance is in effect at the time WFI receives from Indemnitee notice of the commencement of an Indemnified Claim, WFI shall give prompt notice of the commencement of the Indemnified Claim to the insurer(s) in accordance with the procedures set forth in the insurance policy(ies). WFI shall thereafter use its best efforts to cause the insurer(s) to pay, on behalf of Indemnitee, all amounts payable as a result of such Indemnified Claim in accordance with the terms of the applicable insurance policy(ies).
10.Period of Limitations/Repose. No Claim shall be brought or asserted by or in the right of WFI against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of discovery of such cause of action, and any claim or cause of action of WFI shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations or repose is otherwise applicable to any such cause of action such shorter period shall govern.
11.Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
12.Subrogation. In the event of payment by WFI under this Agreement, WFI shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to WFI’s directors’ and officers’ liability insurance, if any. Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable WFI effectively to bring suit to enforce such rights. WFI shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
13.No Duplication of Payments. WFI shall not be liable under this Agreement to make any payment in connection with any Indemnified Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment and is indisputably entitled to retain amounts otherwise indemnifiable hereunder.
14.Defense of Claim. Upon the delivery of written notice to Indemnitee, WFI shall be entitled to assume the defense of any Claim as to which Indemnitee is entitled to indemnification under this Agreement; provided that Indemnitee shall have the right to approve counsel selected by WFI, the approval of which shall not be unreasonably withheld. If Indemnitee has so approved or been deemed to approve counsel, WFI will not be liable to Indemnitee under this Agreement for counsel fees incurred by Indemnitee with respect to the same Claim after the expiration of a reasonable time following WA Fed’s actual undertaking of the defense; provided that WFI shall continue to pay the fees and expenses of Inemnitee’s counsel if (i) WFI has previously authorized Indemnitee to employ counsel with respect to the same Claim or (ii) Indemnitee shall have concluded in good faith that there may be a conflict of interest between WFI and Indemnitee in the conduct of Indemnitee’s defense, or (iii) WFI stops defending the Claim. Indemnitee shall always have the right to employ separate counsel to participate in defense of the Claim at Indemnitee’s expense.
15.No Adverse Settlement. WFI shall not seek, nor shall it agree to, consent to, support, or agree not to contest, any settlement or other resolution of any Claim that has the actual or purported effect of extinguishing, limiting or impairing Indemnitee's rights hereunder, including without limitation the entry of any bar order or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal or state statute, regulation, rule, or law.
16.Successors, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of WFI), assigns, spouses, heirs, executors and personal and legal representatives. WFI shall require and cause any successor(s) (whether directly or indirectly, whether in one or a series of transactions, and whether by purchase, merger, consolidation, or otherwise) to all or a significant portion of the business and/or assets of WFI and/or its subsidiaries (on a consolidated basis), by written agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that WFI would be required to perform if no such succession had taken place; provided that no such assumption shall relieve WFI from its obligations hereunder, and any obligations shall thereafter be joint and several. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a Corporate Agent. WFI shall not assign this Agreement or any duties or responsibilities pursuant hereto to any other person or entity without the prior written consent of Indemnitee.
17.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the terms of this Agreement.
18.Specific Performance, Etc. The parties recognize that if the parties violate any provision of this Agreement, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.
19.Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by nationally recognized overnight courier, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:
(a)    If to WFI:
Washington Federal, Inc.
425 Pike Street
Seattle, Washington 98101
Telephone: (206) 624-7930
Facsimile: (206) 624-2334
Attention: Chief Executive Officer
With a copy to:
General Counsel

Washington Federal, Inc.
425 Pike Street
Seattle, Washington 98101

(b)    If to Indemnitee:
[Name]
Washington Federal, Inc.
425 Pike Street
Seattle, Washington 98101

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses.
20.Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
21.Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.
22.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the United States and, to the extent not preempted by federal law, with the laws of the State of Washington applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WASHINGTON FEDERAL, INC.	INDEMNITEE

By:______________________________	_________________________________
Roy M. Whitehead	[Name]
Chairman & CEO